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                                                                 Exhibit T.3E.24


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                            :    No. 95-14545
                                             :    Section A
HARRAH'S JAZZ COMPANY,                       :
                                             :    jointly administered
                                    Debtor.  :    with
---------------------------------------------:
                                             :
In the Matter of:                            :    No. 95-14544
                                             :    Section A
HARRAH'S JAZZ FINANCE CORP.,                 :
                                             :    Chapter 11
                                    Debtor.  :    Reorganization
---------------------------------------------:
                                             :
In the Matter of                             :    No. 95-14871
                                             :    Section A
HARRAH'S NEW ORLEANS                         :
INVESTMENT COMPANY,                          :
                                             :    Chapter 11
                                    Debtor.  :    Reorganization

                           MODIFIED VOTING PROCEDURES
                           --------------------------

I.       Unmodified Votes.  Except as otherwise ordered by the Court, unless
         -----------------
         the Balloting Agent receives prior to the Voting Deadline (as defined below) a properly executed and valid ballot changing a vote, each ballot cast for or against the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of February 26, 1997 (as modified and confirmed on April 26, 1997, the "Original Plan"), if modified (if applicable) by a ballot changing a vote previously cast for or against the Original Plan in connection with the solicitation of acceptances and rejections of the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through December 10, 1997 (as subsequently modified and confirmed by the Bankruptcy Court on April 6, 1998, the "Existing Plan"), shall be counted for purposes of voting on the Modified Plan (as defined below), and shall continue to be tabulated and counted in accordance with the voting procedures applicable to such plan.

II.      Modified Votes.
         ---------------
         A.   Rules and Standards. The following rules and standards shall
              -------------------
              apply to all ballots changing votes with respect to the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through September 3, 1998 (as it may be amended, modified, or supplemented, the "Modified Plan"):
                                ---------------



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              1.   Generally.   To be counted, ballots changing votes must
                   ---------
                   be: (a) received by the Balloting Agent before 5:00 p.m. C.D.T. on October 7, 1998 (the "Voting Deadline"); and (b) properly signed by the creditor or authorized agent.

              2.   Ambiguous Ballots.   Signed ballots marked in any class as
                   -----------------
                   both accepting and rejecting the Plan shall be counted as voting for the Plan in that class. Unsigned and/or unmarked ballots shall not be counted as voting for the Plan.

              3.   Multiple Ballots.   The Balloting Agent shall make a
                   ----------------
                   notation on each ballot indicating the date on which the ballot is received. Unless otherwise directed by the Court, whenever a creditor submits more than one ballot voting the same claim before the Voting Deadline, the Balloting Agent shall deem as reflecting the voter's intent, and shall only count, the last such ballot received by the Balloting Agent prior to the Voting Deadline. There shall be a rebuttable presumption that any creditor submitting such superseding ballot has sufficient cause to do so within the meaning of Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy
                                                               ----------
                   Rules").
                   ------

              4.   Late Ballots on Original Plan.   Unless otherwise ordered
                   -----------------------------
                   by the Bankruptcy Court, the ballot of any creditor whose vote on the Original Plan or Existing Plan was not counted because its ballot on the Original Plan or Existing Plan was not received prior to the applicable voting deadline, shall not be counted.

              5.   Delivery of Ballots to Balloting Agent.   For voting
                   --------------------------------------
                   purposes: (a) the Balloting Agent shall be deemed in constructive receipt of any ballot delivered prior to the Voting Deadline to any post office box (or equivalent) the Balloting Agent establishes to receive ballots for changing votes; (b) any ballots received by the Balloting Agent by mail or hand delivery (but not facsimile) prior to the Voting Deadline shall be deemed timely; and (c) any ballot postmarked before but received after the Voting Deadline shall be deemed late and shall not be counted.

              6.   Signature.   The signature of the person executing each
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                   ballot shall be presumed genuine and duly authorized.

         B.   Classification and Allowance for Voting Purposes.
              -------------------------------------------------

              1.   Classification.   Unless otherwise ordered by the Court,
                   --------------
                   each Claim* shall be counted by the Balloting Agent in a class or classes in accordance with the designation contained in the ballot timely received by the Balloting Agent.


              2.   Amount.   Subject to all other subsections in this section
                   ------
                   B, and except as otherwise ordered by the Court, the amount of each Claim for voting

----------
* Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Modified Plan.


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                   purposes shall be equal to the amount set forth in the ballot for changing votes submitted by such creditor.
                   Notwithstanding the foregoing, when a Court order has fixed the amount of a Claim, the Court order shall control the amount of the Claim for voting purposes.

              3.   Multiple Claims.
                   ----------------
                   (a)  Non-Bondholder Claims.   The ballot(s) of any Person
                        ---------------------
                        (other than a Bondholder) holding more than one Claim against the Debtors within one class under the Plan will be counted for the aggregate dollar amount of all Claims of such Person in such class. Thus, all Claims held by the same Person or affiliate thereof in one class, irrespective of whether and when such Claim(s) were acquired or transferred to such Person, will be aggregated and treated as one Claim in such class.

                   (b)  Bondholder Claims.   The ballot(s) of any Bondholder
                        -----------------
                        holding more than one Claim against the Debtors will be counted for the aggregate dollar amount of all Bonds currently owned by such Bondholder. Thus, all Bonds held by the same Bondholder, irrespective of whether and when such Bonds(s) were acquired and/or transferred to such Bondholder, will be aggregated and treated as one Claim in each of Class A4 and B3. Notwithstanding the foregoing, in the case of any Bondholder who acquired some or all of its Bonds after the Voting Record Date (November 25, 1996), the Bondholder must file and deliver, in accordance with the procedures set forth in the Bondholder Plan Notice accompanying the Modified Plan, a Notice of Transfer of Claim containing all of the information required by such Bondholder Plan Notice. Any Notice of Transfer of Claim which is incomplete or untimely filed shall not be recognized by the Balloting Agent, in which case only the aggregate dollar amount of all Bonds owned by such Bondholder on the Voting Record Date (if any) will be counted.

              4.   Transferred Bondholder Claims.   With respect to any
                   -----------------------------
                   Bondholder ballot changing the vote on a Claim that was transferred to such Bondholder after the Voting Record Date, the Balloting Agent shall not count the ballot or ballots of the original Bondholder(s) voting on the Original Plan or Existing Plan only if a timely and otherwise proper Notice of Transfer of Claim was filed and delivered with respect to such transferred Claim. Subject to the provisions of Section 3.b above, the Balloting Agent shall aggregate the Claims of any Bondholder holding more than one Claim against the Debtors and count the aggregate dollar amount of all Bonds so owned by the Bondholder as one vote in each of Class A4 and B3, irrespective of the number of Bondholders from which such Bondholder acquired its Bonds. In the event multiple Bondholders acquired Claims from a single Bondholder which voted on the Original Plan or Existing Plan, each Bondholder which


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                   acquired such Claims shall be entitled to change the vote on that portion of the Claim which it acquired, and the Balloting Agent shall count the aggregate dollar amount of all Bonds so acquired and owned by such Bondholder as one vote in each of Class A4 and B3.

              5.   Disputed Claims.   A Claim that is the subject of an
                   ---------------
                   objection of any of the Debtors filed and served at least ten days before the Voting Deadline, shall be disallowed for voting purposes, except to the extent and in the manner the Debtors state the Claim should be allowed in such objection or as otherwise ordered by the Bankruptcy Court after notice and hearing pursuant to Bankruptcy Rule 3018(a).

              6.   Unliquidated and/or Contingent Claims.   Subject to
                   -------------------------------------
                   Sections B.2 and B.5 above, to the extent a proof of claim has been filed asserting a wholly unliquidated, contingent and/or undetermined Claim, the holder of such Claim shall be entitled to one vote valued at $1.00 in the appropriate class, unless ordered otherwise by the Bankruptcy Court. Any Claim asserted as partially unliquidated, contingent and/or undetermined shall be treated as a Claim for only the liquidated, non-contingent amount asserted. Solely for purposes of changing votes on the Existing Plan, all WARN Act Claims shall be deemed to be wholly unliquidated, contingent and/or undetermined, and shall be valued at $1.00 each.

              7.   Duplicate and Amended Claims.   Creditors shall not be
                   ----------------------------
                   entitled to vote Claims to the extent such Claims duplicate or have been superseded by other Claims of such creditors.

              8.   Late-Filed Claims.   A Claim that was untimely (i.e.,
                   -----------------
                   filed after May 15, 1996 or such other date as may have been set by the Bankruptcy Court with respect to any particular Claim) according to the records of the Clerk of the Bankruptcy Court shall be disallowed for voting purposes unless such Claim has been deemed timely filed by an order of the Bankruptcy Court; provided, however, that any untimely-filed claim which purports to amend a timely-filed claim shall be deemed, solely for purposes of changing votes on the Existing Plan, to be a permissible and proper amendment of such timely-filed claim.

              9.   Estimated Claims.   The amount and classification of a
                   ----------------
                   Claim estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court shall be as set by the Bankruptcy Court.

              10.  General.   Nothing herein shall affect the rights of any
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                   party under the Bankruptcy Code or Bankruptcy Rules to
                   raise or defend against objections to the validity of any vote changed in connection with the Modified Plan.


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